Exhibit 10.1

Execution Version

TERMINATION OF OMNIBUS AGREEMENT

This Termination of Omnibus Agreement (“Agreement”) is entered into as of July 10, 2024, by and among The Heritage Group, an Indiana general partnership (“THG”), Calumet GP, LLC, a Delaware limited liability company (the “General Partner”), Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership”), Calumet Operating, LLC, a Delaware limited liability company and successor-in-interest to Calumet LP GP, LLC, and Calumet Refining, LLC, a Delaware limited liability company and successor-in-interest to Calumet Lubricants Co., Limited Partnership. The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties (or their applicable predecessors-in-interest) entered into that certain Omnibus Agreement dated as of January 31, 2006 (the “Omnibus Agreement”); and

WHEREAS, pursuant to that certain Conversion Agreement dated as of February 9, 2024, by and among the Partnership, the General Partner, Calumet Merger Sub I LLC, a Delaware limited liability company, Calumet Merger Sub II LLC, a Delaware limited liability company, THG and the other sponsor parties named therein, as amended by that certain First Amendment to Conversion Agreement dated as of April 17, 2024 (the “Conversion Agreement”), the Parties desire to provide for the termination of the Omnibus Agreement at Closing (as defined in the Conversion Agreement).

NOW, THEREFORE, in consideration of mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Termination. Effective upon the consummation of the Closing (as defined in the Conversion Agreement) (such date of the Closing, the “Termination Date”), the Omnibus Agreement shall terminate and be of no further force and effect. In the event the Closing is not consummated as contemplated by the Conversion Agreement, this Agreement shall be revoked and of no further force or effect, and the Omnibus Agreement shall continue in full force and effect.

2. Obligations. There are no outstanding obligations by any Party under the Omnibus Agreement that remain unsatisfied as of the Termination Date.

3. Binding upon Successors and Assigns. This Agreement shall be for the benefit of and be binding upon, the Parties and their respective successors and permitted assigns.

4. Entire Agreement. This Agreement shall constitute the entire agreement and understanding of the Parties on the subject matter hereof.

5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:	Calumet GP, LLC, its general partner

By:	/s/ Gregory J. Morical
Name:	Gregory J. Morical
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Termination of Omnibus Agreement]

CALUMET GP, LLC

By:	/s/ Gregory J. Morical
Name:	Gregory J. Morical
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Termination of Omnibus Agreement]

CALUMET OPERATING, LLC

By:	/s/ Gregory J. Morical
Name:	Gregory J. Morical
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Termination of Omnibus Agreement]

CALUMET REFINING, LLC

By:	/s/ Gregory J. Morical
Name:	Gregory J. Morical
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Termination of Omnibus Agreement]

THE HERITAGE GROUP

By:	/s/ Amy Schumacher
Name:	Amy Schumacher
Title:	Chief Executive Officer

[Signature Page to Termination of Omnibus Agreement]